EXHIBIT 99.1

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (THIS “FIRST AMENDMENT”) DATED AS OF JUNE 22, 2007 BY AND AMONG BOSTON PRIVATE FINANCIAL HOLDINGS, INC., A MASSACHUSETTS CORPORATION (THE “BORROWER”), THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS AND LENDERS FROM TIME TO TIME PARTY HERETO (THE “LENDERS”), AND SUNTRUST BANK, IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR THE LENDERS (THE “ADMINISTRATIVE AGENT”).

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into that certain Revolving Credit Agreement dated as of December 23, 2005 (as so amended, the “Credit Agreement”), pursuant to which the Lenders established a $75,000,000 revolving credit facility;

WHEREAS, the Borrower has informed the Administrative Agent that it may not be in compliance with the covenants in Sections 6.5 and 7.5, unless it is permitted to add the DGHM Impairment Charge (as hereinafter defined) to Consolidated Net Income;

WHEREAS, the Borrower has informed the Administrative Agent that it will not be in compliance with the financial covenants in Sections 6.2 and 6.6 due to the issuance of up to $287.5 million of convertible senior unsecured notes and has requested the deletion of such covenants rather than have to request waivers at the end of each fiscal quarter hereafter, and the Borrower has further informed the Administrative Agent that an amendment to section 7.1 is required to permit the Borrower to issue such notes; and

WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions as hereinafter set forth;

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2.	Amendments to Credit Agreement. The Credit Agreement is hereby amended by:

A. Section 1.1 is hereby amended by deleting the existing definition of “Consolidated Net Income” and substituting the following therefor:

“Consolidated Net Income” shall mean, for the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus the impairment charge to goodwill of the Borrower relating to the Borrower’s acquisition of Dalton, Greiner, Hartman, Maher & Company, LLC not to exceed $25,000,000 (the “DGHM

Impairment Charge”) but excluding therefrom (to the extent otherwise included in Consolidated Net Income) (i) any extraordinary gains or losses and (ii) any gains attributable to write-ups of assets. For purposes of clarification, extraordinary gains and losses do not include impairment charges (including the DGHM Impairment Charge but only up to $25,000,000) or additional reserves for credit charges.

B. Section 3.2 is hereby amended by deleting subsection (d) thereof in its entirety and substituting therefor the following: “(d) the Borrower shall have delivered the required Notice of Borrowing, and certifying therein that after giving pro forma effect to such Borrowing, the Borrower and its Subsidiaries are in compliance with the financial covenants set for the in Article VI.”

C. Sections 6.2 and 6.6 are hereby deleted in their entirety.

D. Section 7.1 is hereby amended by deleting the text “and” before clause (xvi), substituting therefor “;” and adding the following text at the end thereof: “and (xvii) the Borrower’s convertible senior unsecured notes in an amount not to exceed $287.5 million to be issued in July 2007 substantially on the terms and conditions set forth in the draft term sheet dated June, 2007.”

E. The form of Notice of Borrowing attached to the Credit Agreement as Exhibit 2.3 is hereby amended by substituting therefor the form of Notice of Borrowing attached as Exhibit 2.3 hereto.

§3. Conditions Precedent. This First Amendment shall become effective upon the receipt by the Administrative Agent of this First Amendment duly executed by the Borrower and the Required Lenders (the “Effective Date”). Unless the Bank otherwise determines, the Effective Date shall be June 22, 2007.

§4. Representations and Warranties. The Borrower represents and warrants, on and as of the date of this First Amendment, that:

(a) The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(b) The execution, delivery and performance by the Borrower of this First Amendment are within its organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder action. This First Amendment has been duly executed and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c) The execution, delivery and performance by the Borrower of this First Amendment (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

(d) No Default or Event of Default is outstanding both before and after giving effect to this First Amendment.

(e) The representations and warranties of Borrower contained in the Credit Agreement are true and accurate on and as of the date of this First Amendment, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and accurate as of such earlier date).

(f) Since December 31, 2006, there have been no events, acts, conditions or occurrences of whatever nature, singly or in the aggregate, which have had, or could reasonably be expected to have, a Material Adverse Effect.

§5. Survival. Each of the foregoing representations and warranties shall be made at and as of the date of this First Amendment and shall be deemed to have been made as of the date hereof. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made or deemed to have been made. Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this First Amendment or any investigation by the Administrative Agent or any Lender.

§6. Ratification of Credit Agreement and Loan Documents. Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement (as amended herein) and the other Loan Documents. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

§7.	Miscellaneous Provisions.

(a) Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement, as hereby amended, effective as of the date hereof.

(b) Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.

(c) Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have duly executed and delivered this First Amendment as of the date first above written.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By

        Name:

        Title:

SUNTRUST BANK,

as Administrative Agent and as a Lender

By

        Name:

        Title:

THE NORTHERN TRUST COMPANY

By

        Name:

        Title:

U. S. BANK, NATIONAL ASSOCIATION

By

        Name:

        Title:

EXHIBIT 2.3

FORM OF NOTICE OF BORROWING

[Date]

SunTrust Bank,

    as Administrative Agent

    for the Lenders referred to below

303 Peachtree Street, N.E.

Atlanta, GA 30308

Ladies and Gentlemen:

Reference is made to the Revolving Credit Agreement dated as of December 23, 2005 (as amended and in effect on the date hereof, the “Credit Agreement”), among the undersigned, as Borrower, the lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Borrowing, and the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Borrowing requested hereby:

(A)	Aggregate principal amount of Borrowing[1]:

(B)	Date of Borrowing (which is a Business Day):

(C)	Interest Rate basis[2]:

(D)	Interest Period[3]:

(E)	Location and number of Borrower’s account to which proceeds of Borrowing are to be disbursed:

The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied. The Borrower hereby certifies to the Administrative Agent and each Lender that, after giving pro forma effect to the Borrowing requested herein, the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Article VI of the Credit Agreement.

Very truly yours,

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:

        Name:

        Title:

[1]

Not less than $3,000,000 and an integral multiple of $1,000,000 for Eurodollar Borrowing, and not less than $1,000,000 and an integral multiple of $100,000 for Base Rate Borrowing or Federal Funds Rate Borrowing.

[2]	Eurodollar Borrowing, Base Rate Borrowing or Federal Funds Rate Borrowing.

[3]	Which must comply with the definition of “Interest Period” and end not later than the Commitment Termination Date.